Exhibit 10.15

Director

AMENDMENT NO. 1

to

RESTRICTED AWARD AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Restricted Stock Award Agreement, dated             , 20     (“Agreement”), by and between SemGroup Corporation, a Delaware corporation (with any successor, the “Company”), and              (the “Participant”).

WHEREAS, pursuant to the Agreement, the Company granted certain Shares to the Participant; and

WHEREAS, pursuant to Section 5 of the Agreement, during the Restriction Period, Participant is not entitled to exercise the rights of a Stockholder of the Company, except for the right to receive certain Dividends, all as more fully described in such Section 5; and

WHEREAS, the Company desires to amend the Agreement to permit the Participant to exercise the voting rights of a Stockholder of the Company during the Restriction Period;

NOW, THEREFORE, the Company hereby amends the Agreement as follows:

1. Definitions. Capitalized terms used in this Amendment have the meanings assigned thereto in the Agreement unless otherwise defined herein.

2. Authority of Company to Amend. This Amendment is adopted and approved by the Company without the consent of the Participant under the authority granted pursuant to Section 18 of the Agreement.

3. Amendment to Section 5 of Agreement. Section 5 of the Agreement shall be amended and restated in its entirety to read as follows:

5. Rights as a Stockholder. During the Restriction Period, the Participant shall have none of the rights of a Stockholder of the Company, except that the Participant shall: (a) be entitled to exercise all of the voting rights of a Stockholder of the Company, and (b) have the right to receive dividends on the Restricted Shares (the “Dividends”) subject to the remainder of this Section 5. The Dividends, if any, shall be held by the Company and shall be subject to forfeiture until such time that the Restricted Shares on which the Dividends were distributed vest in accordance with Section 3 above. The Dividends shall be released to the Participant, subject to Section 9 hereof, as soon as administratively practicable, but not later than the time of delivery to the Participant, in accordance with Section 2 above, of certificates representing the Restricted Shares on which the Dividends were distributed.

4. Continuation of Agreement. Except as specifically stated herein, this Amendment does not change the terms and conditions of the Agreement which remains in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment to be effective as of the date first written above.

SemGroup Corporation

By:
Name:
Title: